EXECUTION VERSION

TERM SHEET

This term sheet sets forth the principal terms upon which Black Tusk Minerals Inc., a Nevada corporation (“BTM Nevada”), intends to form Black Tusk Minerals Peru SAC, a Peruvian corporation (“Buyer Holdco”), under which Buyer Holdco will acquire (the “Acquisition”) certain mining concessions, which are or will be subject to 1% net smelter royalty granted to Leonard Raymond De Melt, (as set forth on Schedule A attached hereto) located in the District of Huanza, Province of Huarochiri, Department of Lima (the “Concessions”) owned by Marlene Ore Lamilla, an individual (“ Seller”). It is anticipated that the Concessions will be acquired by Buyer Holdco pursuant to a Transfer of Mining Concessions Agreement to be entered into by and between Buyer Holdco and Seller (the “Peru Purchase Agreement”). This term sheet constitutes an outline of the principal intended terms of the proposed transaction to facilitate the preparation of definitive agreements. Each party hereto covenants not to institute or participate in any proceeding seeking to establish a contrary interpretation.

1. Structure and Consideration

It is anticipated that the proposed transaction will be structured as follows:

1. BTM Nevada will cause the formation of Buyer Holdco in Peru. BTM Nevada will own 99% (99 shares) of the issued and outstanding common shares of Buyer Holdco. Jose Santos Rodriguez Pizan will be appointed as the legal representative and general manager of Buyer Holdco.

2. BTM Nevada will cause the formation of Minera LBJ SAC (“Minera”) in Peru. Minera will own 1% (1 share) of the issued and outstanding common shares of Buyer Holdco. Jose Santos Rodriguez Pizan will be appointed as the legal representative and general manager of Minera. The shareholders of Minera, and their respective ownership of the common shares of Minera, will be as follows:

☐ Leonard Raymond De Melt – 40 shares

☐ Jose Santos Rodriguez Pizan – 30 shares

☐ Benjamin Alejandro Nunez Montanez – 30 shares

3. Messrs. De Melt, Pizan and Montanez will enter into a trust agreement related to the voting, disposition and sale of their shares in Minera, as well as such other customary provisions.

4. Pursuant to a Master Purchase Agreement by and among BTM Nevada, Buyer Holdco, Seller and Leonard Raymond De Melt (the “US Purchase Agreement”, and together with the Peru Purchase Agreement, the “Purchase Agreements”), in consideration for the sale and transfer of the Concessions to Buyer Holdco pursuant to the Peru Purchase Agreement, BTM Nevada will issue 10,000,000 common shares to Seller or her nominees (the “Consideration Shares”).

2. Projected Capitalization of BTM Nevada	Issued and Outstanding Common Stock
	Post-Closing Issued and Outstanding:	Shares	%
	Consideration Shares	10,000,000	46.14%
	Other Shares (Held by Existing Black Tusk Shareholders)	11,672,000	53.86%
	* Based on forward stock split and cancellations prior to closing of Acquisition.	21,672,000	100%

3. Shareholder Approval; Securities Law Matters

It is anticipated that the board of directors of BTM Nevada will approve the Purchase Agreements and the Acquisition, and to the extent required, recommend that the shareholders entitled to vote approve the Acquisition and the issuance of the Consideration Shares.

Upon the execution of this term sheet, BTM Nevada shall file a form 8-K with the Securities and Exchange Commission (“SEC”) disclosing this term sheet. Upon the closing of the transaction, BTM Nevada shall file a Form 8-K with the SEC describing the completed Acquisition.

The Consideration Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon an exemption from such registration requirements.

4. Definitive Agreement

Alfonso J. Alvarez-Calderon Yrigoyen will prepare the Peru Purchase Agreement setting forth the final terms of the proposed Acquisition. BTM Nevada’s counsel will prepare the US Purchase Agreement. The Purchase Agreements will reflect the agreed upon terms and conditions as well as customary representations, warranties, covenants and termination rights. The representations and warranties by Seller shall not survive closing with the exception of the representations and warranties related to: (i) title to Concessions and (ii) enforceability of the Purchase Agreements.

The US Purchase Agreement will provide for registration rights with respect to the Consideration Shares.

The parties will work together in good faith to negotiate and finalize the Purchase Agreements on or before November 17, 2007. In addition, and whenever necessary, the parties will negotiate ancillary agreements.

5. Due Diligence

A principal condition to closing will be BTM Nevada’s completion of satisfactory due diligence, including, but not limited to, confirmation that Seller owns all right, title and interest in and to the Concessions. Seller shall provide an opinion letter of qualified counsel in Peru related to Concession title matters in a form satisfactory to BTM Nevada.

6. Tax Efficiency	The parties agree that the Acquisition shall be structured to minimize tax consequences to each of the parties to the Purchase Agreements.
7. Key Management & Directors

As soon as practicable after the execution of this term sheet, Gavin Roy will be appointed as Vice President and Director of BTM Nevada. Upon the completion of the Acquisition, the following persons will be appointed as the officers and/or directors of BTM Nevada:

☐ Gavin Roy - President and Director

☐ Kurt Bordian - Secretary, Treasurer and Director

☐ Leonard Raymond De Melt – Director

BTM Nevada shall file a Schedule 14F, as may be required, to report the change of directors.

8. Principal Conditions to Closing

BTM Nevada’s and/or Buyer Holdco’s obligation to consummate the Acquisition will be conditional upon the satisfaction of customary conditions including (i) obtaining necessary governmental, regulatory and court consents, waivers and approvals (including antitrust clearance, to the extent applicable), (ii) compliance with pre-closing covenants and continuing accuracy of Seller’s representations and warranties in all material respects, (iii) receipt of material consents by Seller, (iv) receipt of a satisfactory legal opinion of Seller’s counsel, (v) BTM Nevada’s completion of satisfactory due diligence, and (vi) other conditions to be determined.

Seller’s obligations to consummate the Acquisition will be conditional upon the satisfaction of customary conditions including (i) obtaining necessary governmental, regulatory and court consents, waivers and approvals (including antitrust clearance, to the extent applicable), (ii) compliance with pre-closing covenants and continuing accuracy of BTM Nevada’s and Buyer Holdco’s representations and warranties in all material respects, (iii) receipt of material consents by BTM Nevada and/or Buyer Holdco and (iv) other conditions to be determined.

9. Transaction Expenses	BTM Nevada will be responsible for all reasonable, documented expenses in connection with the Acquisition and the negotiation of the Purchase Agreements.
10. Exclusivity

In consideration of the time and resources that both the BTM Nevada and Seller will devote to the contemplated transaction, Seller hereby agrees that is shall not discuss a sale of the Concessions with another party nor will Seller introduce the sale of the Concessions to any other party for 90 days following signing of this term sheet.

11. Public Announcement

It is anticipated that BTM Nevada in its sole discretion shall disseminate a press release outlining the proposed Acquisition upon signing of this term sheet and upon the closing of the Acquisition. Notwithstanding the foregoing, neither BTM Nevada nor Seller will make any public disclosure with respect to the Acquisition without the prior approval of the other, except as otherwise required by law. Each party, prior to such disclosure, shall submit the proposed disclosure to the other party.

12. Governing Law

This term sheet and the US Purchase Agreement shall be governed by and construed in accordance with the laws of Nevada, without giving effect to the conflict of laws provisions thereof. The Peru Purchase Agreement shall be governed by and construed in accordance with the laws of Peru, without giving effect to the conflict of laws provisions thereof.

This term sheet contains the complete agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto. This term sheet may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

BLACK TUSK MINERALS INC. By: __________________________________ Name: Title:	______________________________________ Leonard Raymond De Melt ______________________________________ Marlene Ore Lamilla

SCHEDULE A

CONCESSIONS

Code	Name	Hectacres
01-01324-07	ALTOCOCHA MINE 1	29.93
01-01327-07	ALTOCOCHA MINE 4	605.00
01-01598-07	ALTACOCHA MINE 7	300.00
01-01597-07	ALTOCOCHA MINE 8	987.00
01-01664-07	ALTACOCHA MINE 9	1000.00
01-04753-06	CORVINA	500.00
01-04755-06	DELFIN	200.00
01-04754-06	JOSH 1	600.00
01-01292-07	ALTACOCHA MINE	1000.00
01-01325-07	ALTOCOCHA MINE 2	196.77
01-004119-07	ALTOCOCHA MINE 3	374.41
01-01328-07	ALTOCOCHA MINE 5	126.92
01-01665-07	ALTOCOCHA MINE 10	984.67
01-01666-07	ALTOCOCHA MINE 11	500.00
01-01667-07	ALTOCOCHA MINE 12	300.00